Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13G to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule 13G jointly on behalf of each such party.

Date: February 13, 2014	WESTBURY (BERMUDA) LTD.

	By:	/s/ Jim Watt
	Name:	Jim Watt
	Title:	President

Date: February 13, 2014	WESTBURY TRUST

	By:	/s/ Jim Watt
	Name:	Jim Watt
	Title:	Trustee